Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-61160) pertaining to the 1998 Stock Option Plan of GlobalSCAPE, Inc. and  (Form S-8 No. 333-61180) pertaining to the 2000 Stock Option Plan of GlobalSCAPE, Inc. of our report dated February 28, 2003 with respect to the consolidated financial statements of GlobalSCAPE, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
Ernst & Young LLP

San Antonio, Texas
March 27, 2003